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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under sec. 240.14a-12.

                          BRANTLEY CAPITAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          BRANTLEY CAPITAL CORPORATION

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of Brantley Capital Corporation, a Maryland corporation (the "Company"), will be held on Wednesday, July 11, 2001 at 10:00 a.m. Eastern Daylight Time, at the Residence Inn, Beachwood, Ohio, for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Charter, as more fully described in the accompanying Proxy Statement;

     2. To elect two directors, as set forth in the accompanying Proxy Statement, and, if the proposal to amend the Company's Charter is approved by stockholders, to elect a third director to fill one of the newly-created vacancies;

     3. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountant; and

     4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     The holders of record of shares of common stock of the Company at the close of business on May 31, 2001 will be entitled to receive notice of and vote at the Annual Meeting.

     IT IS IMPORTANT TO YOUR INTERESTS THAT ALL STOCKHOLDERS PARTICIPATE IN THE AFFAIRS OF THE COMPANY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ACCORDINGLY, WE URGE YOU PROMPTLY TO FILL OUT, SIGN AND RETURN THE ENCLOSED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU HAVE THE OPTION TO REVOKE IT AT ANY TIME PRIOR TO THE MEETING, OR TO VOTE YOUR SHARES PERSONALLY ON REQUEST IF YOU ATTEND THE MEETING.

                                            By order of the Board of Directors,

                                            PAUL H. CASCIO
                                            Vice President and Secretary

June 15, 2001

                          BRANTLEY CAPITAL CORPORATION

                                 June 15, 2001

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The proxy that accompanies this statement is solicited by the Board of Directors of Brantley Capital Corporation, a Maryland corporation (the "Company"), for use at the 2001 Annual Meeting of the Stockholders of the Company to be held on July 11, 2001, or at any adjournment thereof. This proxy statement was first mailed on June 15, 2001 to stockholders of record on May 31, 2001.

     Any stockholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing or in the open meeting. However, the mere presence at the meeting of the stockholder granting a proxy does not revoke the proxy. Unless revoked as stated above, the shares of common stock, par value $.01 per share (the "Common Stock"), represented by valid proxies will be voted on all matters to be acted upon at the meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which abstention is applicable. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the selection of the Company's independent public accountant.

     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such brokers, custodians, nominees or fiduciaries, each of whom will be reimbursed by the Company for their expenses in so doing. In addition, the Company has retained Georgeson Shareholder Communications, Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay
such firm a fee estimated to be $          , plus reimbursement of out-of-
pocket expenses.

     The record date for determination of stockholders entitled to vote at the 2001 Annual Meeting is May 31, 2001. As of May 31, 2001, the outstanding voting securities of the Company consisted of 3,810,535 shares of Common Stock. Each share of Common Stock (exclusive of treasury shares) has one vote. The Company held no Common Stock in its treasury on the record date. The presence, in person or by proxy, of the holders of a majority of the Common Stock of the Company outstanding and entitled to be cast shall constitute a quorum for the purposes of the 2001 Annual Meeting.

                    PROPOSAL TO AMEND THE COMPANY'S CHARTER

THE PROPOSED AMENDMENT TO THE CHARTER

     At a meeting held on             , 2001, the Board of Directors of the
Company adopted resolutions (i) proposing that the Company's current Charter (the "Current Charter") be amended in the form of Appendix A attached to this Proxy Statement (the "Proposed Amendment") to reflect an increase in the authorized number of directors from nine to eleven and to include other required information as to the structure and composition of the Company's Board of Directors, (ii) directing that the Proposed Amendment be submitted to the Company's stockholders for a vote at the 2001 Annual Meeting, and (iii) proposing that the Company's Bylaws be amended, subject to stockholder approval of the Proposed Amendment, to make a corresponding change to increase the number of authorized directors from nine to eleven.

     Adoption of the Proposed Amendment will provide the Company with the ability to nominate additional directors to serve the Company as its business grows and expands. Approval of the Proposed Amendment requires the affirmative vote of the holders of seventy-five percent (75%) of the outstanding voting power of the Company entitled to vote thereon. THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE CURRENT CHARTER AND THE PROPOSED AMENDMENT

     Please refer to Appendix A to this Proxy Statement to review the full text of the Proposed Amendment. Adoption of the Proposed Amendment is not expected to alter in any material respect the stockholder rights which presently exist under the Current Charter and the Maryland General Corporation Law (the "MGCL"), as presently in effect. As noted above, the Board of Directors has proposed amending the Company's Current Charter, submitting the Proposed Amendment to the stockholders for approval, and amending the Company's Bylaws to make corresponding changes, all as permitted by the Company's organizational documents and the MGCL. Pursuant to Article TWELFTH of the Current Charter and
Section 12.1 of the Bylaws, these amendments cannot be put into effect without stockholder approval.

     Article FIFTH of the Current Charter does not indicate the authorized number of directors and does not include the names of all of the current directors. The Proposed Amendment to Article FIFTH specifies the authorized number of directors as eleven and updates the names and terms of office of directors in each class. If the Proposed Amendment is approved by stockholders,
(i) Articles of Amendment of the Charter will be filed with the State of Maryland following the 2001 Annual Meeting reflecting the composition of the Board immediately following such Annual Meeting and (ii) Amended and Restated Bylaws will be prepared by the Company reflecting the amendments to the Bylaws.

                             ELECTION OF DIRECTORS

     At the present time, the Board of Directors consists of nine members divided into five classes, with each director serving a five-year term and one class of directors being elected by the Company's stockholders annually.

     The following table sets forth, by class, the name of each current director and the year in which such director's present term is due to expire.

                               CURRENT DIRECTORS

Class I           Robert P. Pinkas           2003
                  L. Patrick Bales           2003
Class II          Michael J. Finn            2004
                  James M. Smith             2004
Class III         Richard Moodie             2005
Class IV          Paul H. Cascio             2001
                  Peter Saltz                2001
Class V           James P. Oliver            2002
                  Benjamin F. Bryan          2002

     The terms of office of Paul H. Casio and Peter Saltz are due to expire at the 2001 Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented at the 2001 Annual Meeting is required to elect Paul H. Casio and Peter Saltz as directors of the Company for the terms for which they have been nominated. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF PAUL H. CASIO AND PETER SALTZ AS DIRECTORS OF THE COMPANY FOR THE TERMS FOR WHICH THEY HAVE BEEN NOMINATED.

     If the Proposed Amendment is approved by the stockholders at the Annual Meeting, two vacancies will arise on the Board of Directors. The following table sets forth, by class: (i) the name of each current director whose term will continue following the 2001 Annual Meeting of Stockholders and the year in which such director's present term is due to expire; (ii) the name of each nominee for election as a director and the term of office for which such person has been nominated, and (iii) any director's positions that will remain vacant for the time being.

           CONTINUING DIRECTORS, NOMINEES FOR ELECTION, AND VACANCIES

Class I           Robert P. Pinkas          2003
                  L. Patrick Bales          2003
                  Phillip Goldstein         2003
                  (N)
Class II          Michael J. Finn           2004
                  James M. Smith            2004
Class III         Richard Moodie            2005
                  Vacant                    2005
Class IV          Paul H. Cascio (N)        2006
                  Peter Saltz (N)           2006
Class V           James P. Oliver           2002
                  Benjamin F. Bryan         2002

---------------

(N) Indicates nominee for election.

     The Board of Directors has nominated Mr. Phillip Goldstein to be elected as a Class I director whose term would expire at the 2003 Annual Meeting. The Board of Directors has also determined to leave the newly-created Class III director's position "vacant" at present. This will allow the Board to be expanded as the Company grows and will give the Board the opportunity to fill the vacancy in the future with a suitable candidate.

     The affirmative vote of a plurality of the shares of Common Stock represented at the 2001 Annual Meeting is required to elect Phillip Goldstein as a director of the Company for the terms for which he has been nominated. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF PHILLIP GOLDSTEIN AS A DIRECTOR OF THE COMPANY FOR THE TERM FOR WHICH HE HAS BEEN NOMINATED.

     The following information was furnished to the Company by the nominees and each director or executive officer currently serving, and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as a director or executive officer of the Company. Except as otherwise noted below, each director (including the nominees) or executive officer has held his principal occupation or employment for at least five years.

NOMINEES FOR TERM EXPIRING IN 2006

     PAUL H. CASCIO,* 39, a director of the Company, serves as Vice President and Secretary of the Company and as Vice President and Secretary of Brantley Capital Management, L.L.C., which serves as the investment adviser to the Company (the "Investment Adviser"). Mr. Cascio also serves as a general partner of the general partner of Brantley Venture Partners II, L.P. ("BVP II"), Brantley Venture Partners III, L.P. ("BVP III") and Brantley Partners IV, L.P. ("BVP IV"). Prior to joining BVP II and BVP III in May, 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Before joining Dean Witter in 1986, Mr. Cascio was employed in the Corporate Finance Department at E.F. Hutton & Company Inc. Mr. Cascio has been Vice President, Secretary, and a director of the Company since 1998.

     PETER SALTZ, 57, a director of the Company, is a consultant to KraftMaid Cabinetry, Inc., the second largest cabinet manufacturer in the United States. Mr. Saltz served as Vice Chairman of Finance from 1997 to 1999 and Senior Executive Vice President and Chief Financial Officer of KraftMaid from 1980 to 1997 and has over 29 years of experience as a certified public accountant in the United States and South Africa. Mr. Saltz holds a limited partnership interest in BVP III and BVP IV. Mr. Saltz has been a director of the Company since 1998.

NOMINEE FOR TERM EXPIRING IN 2003

     PHILLIP GOLDSTEIN, 56, is a self-employed investment adviser and is the President of Kimball and Winthrop, Inc., an investment advisory firm. Since 1992, Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and President of the general partner of Opportunity Partners, a private investment partnership. He was elected a director of The Mexico Equity and Income Fund in February, 2000, The Italy Fund in May, 2000, and Dresdner RCM Global Strategic Income Fund in November, 2000. He was also a director of Clemente Strategic Value Fund from 1998 to 2000.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     JAMES P. OLIVER,* 56, a director of the Company, is a partner with the law firm of Squire, Sanders & Dempsey L.L.P. and is a past member of the firm's Management Committee. Mr. Oliver's practice focuses on general corporate and board matters with substantial experience in high net worth individuals and their succession wealth issues. Mr. Oliver is a graduate of Bowling Green State University and the University of Cincinnati College of Law. Mr. Oliver has been a director of the Company since he was appointed by the Board of Directors in 1998 to fill a vacancy on the Board. The law firm of Squire, Sanders & Dempsey L.L.P. has represented the Company as general counsel since shortly after its formation in 1996.

     BENJAMIN F. BRYAN, 47, a director of the Company, is President of Owl Properties Company, a real estate management company. He is also a partner in Synergy Capital LLC, a real estate investment and development entity. From 1992 to 1997, Mr. Bryan served as Executive Vice President and a director of The Tower Properties Company, a publicly owned, Kansas City, Missouri-based developer, owner and manager of real estate. From 1980 to 1991, Mr. Bryan held a series of public policy and public administration positions, including Executive Assistant to the Mayor of Cleveland, Public Affairs Manager with the Denver Chamber of Commerce and Executive Director of the Metro Denver Transportation Development Commission. Mr. Bryan has been a director of the Company since its formation in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

     ROBERT P. PINKAS,* 47, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company; and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of the Investment Adviser. Mr. Pinkas was the founding partner of Brantley Venture Partners, L.P., a venture capital fund started in 1987 ("BVP I"), and led the formation of three related venture capital funds, BVP II, BVP III and BVP IV. A family limited partnership of which Mr. Pinkas is the sole general partner serves as a general partner of the sole general partner of each of BVP I, BVP II, BVP III and BVP IV. Each of BVP I, BVP II, BVP III and BVP IV has made venture capital investments similar to the investments the Company makes in private companies. From 1981 to 1987, Mr. Pinkas was active in venture capital management and financing as a founding director and investor in seven early-stage companies. He serves on the board of directors of several portfolio companies in which one or more of BVP I, BVP II, BVP III and BVP IV have invested, including Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc., Quad Systems Corporation and Waterlink, Inc. Mr. Pinkas has been Chairman of the Board, Chief Executive Office, Treasurer and a director of the Company since its formation in 1996.

     L. PATRICK BALES, 58, a director of the Company, is a partner with the firm of Bales Partners, Inc., an executive search consulting firm that services smaller growth companies as well as major corporations in both the private and public sector. The firm conducts executive search assignments both domestically and internationally and has affiliate offices in London and Tokyo. Previously, Mr. Bales was employed with Paul R. Ray & Company from 1981 to 1983 in their Chicago office and was on the professional staff of two other search firms in the Chicago area from 1975 to 1981. He spent five years with Weber Marking Systems prior to embarking upon his career in executive search. Mr. Bales has been a director of the Company since its formation in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

     MICHAEL J. FINN,* 51, is President and a director of the Company and is President and a manager of the Investment Adviser. Mr. Finn also serves as a general partner of the general partner of BVP II, BVP III and BVP IV. From 1987 to 1995, Mr. Finn served as portfolio manager and Vice President of the Venture Capital

Group of Sears Investment Management Company ("SIMCO") in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies. From 1983 to 1987, he led the development of a $250 million venture capital program for the State of Michigan Department of Treasury as its deputy director. In 1982, Mr. Finn founded and served as President of the Michigan Certified Development Corporation, a small business development corporation which financed over $50 million of investments in six companies in Michigan during the period 1982 to 1984. In 1976, he launched the Forward Development Corporation, an entity sponsored by the U.S. Small Business Administration for small business financing. He serves on the board of directors of several portfolio companies in which one or more of BVP I, BVP II, BVP III and BVP IV have invested, including Medirisk, Inc. and Pediatric Services of America, Inc. Mr. Finn has been a director and the President of the Company since its formation in 1996.

     JAMES M. SMITH, 52, a director of the Company, is employed by Pilgrim Baxter & Associates where he co-manages the PGHG Strategic Small Company Fund. In addition, Mr. Smith leads the investment team responsible for management of Pilgrim Baxter's Hybrid Partners I and II and holds additional small cap growth portfolio management responsibilities. Mr. Smith possesses over twenty years of investment experience in equity portfolio management and research. Mr. Smith is a Chartered Financial Analyst and a graduate of Washington & Lee University. He earned his MBA from Northwestern University. Mr. Smith was appointed in 1998 by the Board of Directors to fill a vacancy on the Board.

DIRECTOR WHOSE TERM EXPIRES IN 2005

     RICHARD MOODIE, 51, a director of the Company, is a founder, President and Chief Executive Officer of KraftMaid Cabinetry, Inc. He has over 29 years of experience in growing and managing a manufacturing and marketing business. In 1990, Mr. Moodie sold his majority interest in KraftMaid to Masco Corporation of Taylor, Michigan, a $5 billion home furnishing and building materials company. Mr. Moodie holds a limited partnership interest in BVP III and BVP IV. Mr. Moodie has been a director of the Company since its formation in 1996.

NON-DIRECTOR EXECUTIVE OFFICER

     TAB A. KEPLINGER, 40, has served as Vice President and Chief Financial Officer of the Company since its inception. Prior to joining the Company in February, 1997, Mr. Keplinger was Vice President and Chief Financial Officer of Victoria Financial Corporation. Before joining Victoria Financial Corporation in 1990, Mr. Keplinger was a senior audit manager in the manufacturing and service sectors for KPMG Peat Marwick.
---------------

* Directors who are "interested persons" with respect to the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Messrs. Pinkas and Finn are "interested persons" with respect to the Company because of their positions as directors and executive officers of the Company and executive officers and managers of the Investment Adviser. Mr. Cascio is an "interested person" with respect to the Company because of his position as a director and executive officer of the Company and an executive officer of the Investment Adviser. Mr. Oliver is an "interested person" with respect to the Company because his law firm serves as the Company's legal counsel.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10% stockholders are also required by the rules promulgated by the Commission to furnish to the Company copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of its officers and directors complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2000.

STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND BENEFICIAL OWNERS

     The following table sets forth as of March 31, 2001, the number of shares of Common Stock of the Company beneficially owned by each director, nominee for director, executive officer and all directors and executive officers as a group, according to information furnished to the Company by such persons:

                                               AMOUNT AND
                                               NATURE OF
                                               BENEFICIAL    PERCENT
                    NAME                       OWNERSHIP     OF CLASS
                    ----                       ----------   ----------
L. Patrick Bales.............................     6,800(1)(2)        *
Benjamin F. Bryan............................    10,174(1)(2)        *
Paul H. Cascio...............................    60,111(1)(3)    1.58%
Michael J. Finn..............................   105,903(1)(4)    2.78%
Tab A. Keplinger.............................    26,250(1)(5)        *
Richard Moodie...............................    16,000(1)(2)        *
James P. Oliver..............................     2,000(1)(7)        *
Robert P. Pinkas.............................   351,725(1)(6)    9.23%
Peter Saltz..................................    13,000(1)(7)        *
James M. Smith...............................     2,000(1)(7)        *
Phillip Goldstein............................   260,300(8)     6.83%
All Directors and Executive Officers
  as a Group (11 persons, including
  nominees)..................................   854,263       22.42%

---------------

 * Shares owned are less than one percent of class.

(1) Such person has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Includes 6,000 shares subject to stock option grants.

(3) Includes 50,000 shares subject to stock option grants.

(4) Includes 100,000 shares subject to stock option grants.

(5) Includes 25,000 shares subject to stock option grants.

(6) Includes 300,000 shares subject to stock option grants.

(7) Includes 2,000 shares subject to stock option grants.

(8) Information regarding share ownership was obtained from the Schedule 13D that Phillip Goldstein and Andrew Dakos filed jointly as a group on May 22, 2001. Mr. Goldstein reported beneficial ownership of 253,400 shares of Common Stock, and Mr. Dakos reported beneficial ownership of 6,900 shares. Because they filed the Schedule 13D as a group, we have aggregated their share ownership for purposes of this table. Mr. Goldstein reported sole voting power as to 156,500 shares of Common Stock, shared voting power as to 7,000 shares, and sole investment power as to 253,400 shares. Mr. Dakos reported sole voting and investment power as to 4,000 shares of Common Stock and shared voting investment power as to 2,900 shares.

     The following table sets forth information about one person known by the Company to be a beneficial owner of more than 5% of the Company's outstanding shares of Common Stock:

                                                   AMOUNT AND NATURE
NAME AND ADDRESS                                     OF BENEFICIAL      PERCENT OF
OF BENEFICIAL OWNER                                    OWNERSHIP          CLASS
-------------------                                -----------------    ----------
Maxus Investment Group                                  515,500(1)         12.5%
  1301 East Ninth Street,
  Suite 3600
  Cleveland, Ohio 44114-1800

---------------

(1) Information regarding share ownership was obtained from Schedule 13D filed by Maxus Investment Group on January 26, 1999. All of the reporting persons and entities known as Maxus Investment Group reported sole voting and investment power as to 60,000 shares of Common Stock and shared voting and investment power as to 455,500 shares of Common Stock.

            ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled meetings during the last fiscal year. The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

AUDIT COMMITTEE

     The Audit Committee has oversight responsibilities with respect to the Company's financial audit and reporting process, system of internal controls, and process for monitoring compliance with law and with the Company's Code of Conduct. The Committee is also responsible for maintaining open communication between and among the Committee, management and the independent public accountants. Notwithstanding the above, the Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors. The Audit Committee, currently composed of Messrs. Bales, Bryan and Moodie, held five meetings during 2000. Each member of the Audit Committee is "independent" under the listing standards of the Nasdaq.

     The Audit Committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the Company's Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent public accountants, all matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP its independence.

     Based on the review and discussions noted above, and consistent with the roles and responsibilities referred to above and in the Committee's Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          L. Patrick Bales
                                          Benjamin Bryan
                                          Richard Moodie

COMPENSATION COMMITTEE

     The function of the Compensation Committee is to assist the Board of Directors in evaluating and recommending compensation of the senior executives of the Company and to administer the Company's Stock Option Plan in accordance with the terms thereof, including the designation of which officers and employees of the Company shall receive stock options, and the number of shares which should be subject to each option so granted. The Compensation Committee, currently composed of Messrs. Bales, Bryan and Moodie, held one meeting in connection with a Board meeting during 2000.

NOMINATING COMMITTEE

     The function of the Nominating Committee is to recommend candidates for the Board of Directors. The Nominating Committee, currently composed of Messrs. Pinkas*, Finn* and Bales, held one meeting in conjunction with a Board meeting during 2000. Stockholders also may submit written recommendations to the Nominating Committee for consideration.

     Each director who is not an officer or an employee of the Company receives a monthly fee of $500 and an attendance fee of $1,000 for each Board and committee meeting attended.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth the compensation of the Company's directors, none of whom is an employee of the Company. Except as set forth in such table, no other compensation was paid to any director (including those who also serve as executive officers) by the Company or any other entity in the Company's fund complex during 2000. No information has been provided with respect to executive officers of the Company (other than those who also serve as directors), since none of them receives aggregate compensation from the Company and the Company's fund complex in excess of $60,000.

                               COMPENSATION TABLE

                                AGGREGATE COMPENSATION        TOTAL COMPENSATION
       NAME OF DIRECTOR            FROM THE COMPANY       FROM FUND AND FUND COMPLEX
       ----------------         ----------------------    --------------------------
L. Patrick Bales(1)...........         $10,000                     $10,000
Benjamin F. Bryan(1)..........          10,000                      10,000
Paul H. Cascio................               0                           0
Michael J. Finn...............               0                           0
Richard Moodie(1).............          10,000                      10,000
James P. Oliver...............               0                           0
Robert P. Pinkas..............               0                           0
Peter Saltz(1)................          10,000                      10,000
James M. Smith(1).............          10,000                      10,000

---------------

(1) Compensation consists of amounts received for service as a director. See "Organization and Compensation of the Board of Directors" above.

---------------

* Directors who are "interested persons" with respect to the Company, as defined in Section 2(a)(19) of the Investment Company Act.

     The following table sets forth information regarding individual grants of stock options made during the last fiscal year to each of the named individuals.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                NUMBER      % OF TOTAL                                  VALUE AT ASSUMED
                                  OF          OPTIONS                                ANNUAL RATES OF STOCK
                              SECURITIES    GRANTED TO     EXERCISE                  PRICE APPRECIATION FOR
                              UNDERLYING     EMPLOYEES     OR BASE                        OPTION TERM
                               OPTIONS          IN          PRICE      EXPIRATION    ----------------------
            NAME               GRANTED      FISCAL YEAR     ($/SH)        DATE          5%          10%
            ----              ----------    -----------    --------    ----------    --------    ----------
Robert P. Pinkas............   150,000         18.0%        13.42       2/23/10      384,529     1,804,665
Michael J. Finn.............    50,000          6.0%        13.42       2/23/10      128,176       601,555
Paul H. Cascio..............    50,000          6.0%        13.42       2/23/10      128,176       601,555
Tab A. Keplinger............    50,000          6.0%        13.42       2/23/10      128,176       601,555

     The exercise of the options granted in 2000 to Messrs. Pinkas, Finn, Cascio, and Keplinger is governed by a multi-year vesting schedule, as described below under the caption "Stock Options."

     The Company's 1996 Stock Option Plan (the "Stock Option Plan") permits the granting of nonqualified stock options to officers and employees of the Company. All officers of the Company are eligible to be selected to participate in the Stock Option Plan. At present, the Company has no employees. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons who are eligible to participate and determines the number of options to be granted.

     The number of shares of Common Stock available for grant under the Stock Option Plan is 1,175,000, subject to certain adjustments. Options granted under the Stock Option Plan are exercisable at a price not less than the greater of
(i) the current market value (as defined in the Stock Option Plan) on the date of option grant and (ii) the current net asset value of the shares of Common Stock. Options become exercisable to the extent of one-third of the subject shares after one year from the grant date, two-thirds of the subject shares after two years from the grant date and all subject shares after three years from the grant date.

     The Company's Disinterested Director Option Plan (the "Director Option Plan") permits the granting of non-qualified stock options to the directors of the Company who are not employees or officers. All such directors of the Company are eligible to be selected to participate in the Director Option Plan, which is administered by the Compensation Committee of the Board of Directors. In order for options to be issued to the non-employee, non-officer directors, the Company obtained exemptive relief from the Securities and Exchange Commission. Under the terms of the exemptive order and the Director Option Plan Agreement, each qualified director will be granted an option to purchase 2,000 shares upon their initial appointment to the Board of Directors. Throughout the term of the plan and immediately following each annual meeting of stockholders of the Company, each qualified director then serving on the Company's Board of Directors will be granted options to purchase 2,000 additional shares, subject to adjustment. Such option grants were made retroactively by the Company to its formation. As a result, the three original qualifying directors who served on the Company's Board of Directors since the Company's formation received options to purchase 6,000 shares each. The remaining qualifying directors who served on the Company's Board of Directors since 1998 received options to purchase 2,000 shares each.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

     The Board of Directors has selected Arthur Andersen LLP ("AA") to audit the accounts of the Company for the fiscal year ending December 31, 2001, subject to the approval of the stockholders. AA has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. Representatives of AA are expected to be present at the 2001 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     AA has been the Company's independent public accountant since January 12, 2000, when the Company dismissed Ernst & Young LLP ("E&Y") as its independent auditors and engaged AA to act as its independent auditors to audit the Company's accounts for the fiscal years ending December 31, 1999 and 2000. The decision to change accountants was based upon a review of fee proposals for the upcoming fiscal year and was approved by the Audit Committee of the Company's Board of Directors and by the Company's Board of Directors. AA's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of such disagreements in connection with their reports.

     During the two fiscal years and the subsequent interim period preceding E&Y's dismissal: (1) E&Y did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist; (2) E&Y did not advise the Company that information had come to E&Y's attention that led them to no longer be able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management; (3) E&Y did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to their attention during such period that, if further investigated, may
(i) materially impact the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause E&Y to be unwilling to rely on management's representations or be associated with the Company's financial statements; and (4) E&Y did not advise the Company that information had come to their attention that they had concluded materially impacted the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     During the two fiscal years and the subsequent interim period prior to engaging AA, the Company did not consult AA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and AA did not provide either a written report or oral advice to the Company that AA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. However, AA provided due diligence services in connection with proposed as well as completed investment transactions by the Company and its affiliates.

     The favorable vote of a majority of the shares voting on this proposal is required for ratification of the selection of AA as the Company's independent public accountant for the fiscal year ending December 31, 2001. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice "Against" or "Abstain" is specified. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF AA AS THE INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

AUDIT FEES

     AA billed the Company aggregate fees of $29,500 for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     AA did not render any financial information systems design and implementation services to the Company or the Investment Adviser during 2000.

ALL OTHER FEES

     For the 2000 fiscal year, AA billed the Company $6,000 in fees for all services other than those described above. These services included tax consultation and return review. AA billed the Investment Adviser $9,143 in fees for tax services during the 2000 fiscal year. The Audit Committee has considered whether the provision of these other services is compatible with maintaining AA's independence.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any stockholder who is the record or beneficial owner of at least 1% or $2,000 in market value of Common Stock of the Company entitled to be voted at the 2002 Annual Meeting of Stockholders and who has held such Common Stock for at least one year may present a proposal at the 2002 Annual Meeting.

     A stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders, and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver the proposal to the Company by February 15, 2002. The Company must receive notice of all other stockholder proposals for the 2002 Annual Meeting of Stockholders no later than May 12, 2002 or earlier than April 12, 2002, or the Company will consider them untimely, in which case the Company's proxy shall confer discretionary voting authority regarding those stockholder proposals.

                                 OTHER MATTERS

     Management does not know of any other matters that will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                 ANNUAL REPORT

     The Company's annual report for the year ended December 31, 2000 is being mailed, together with this Proxy Statement, to all stockholders entitled to receive notice of and vote at the 2001 Annual Meeting of Stockholders. Additional copies may be obtained from the undersigned.

     Please sign, date and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will save the expense of further mailings.

                                          By order of the Board of Directors

                                          PAUL H. CASCIO, Vice President and
                                          Secretary

June 15, 2001

                                   APPENDIX A

                   Proposed Amendment to Article FIFTH of the
            Articles of Amendment and Restatement of the Charter of
                          Brantley Capital Corporation

     "FIFTH: Board of Directors. The authorized number of directors of the Corporation shall be eleven. The directors shall be divided into five classes, designated Class I, Class II, Class III, Class IV and Class V. All classes shall be as nearly equal in number as possible, and the directors as initially classified shall hold office for terms as follows: the Class I directors, L. Patrick Bales, Robert P. Pinkas, and [Phillip Goldstein*], shall hold office until the date of the annual meeting of stockholders in 2003 or until their successors shall be elected and qualified; the Class II directors, Michael J. Finn and James M. Smith, shall hold office until the date of the annual meeting of stockholders in 2004 or until their successors shall be elected and qualified; the Class III directors, Richard Moodie and [Vacant], shall hold office until the date of the annual meeting of stockholders in 2005 or until their successors shall be elected and qualified; the Class IV directors, [Paul
H. Cascio*] and [Peter Saltz*], shall hold office until the date of the annual meeting in 2006 or until their successors shall be elected and qualified; and the Class V directors, Benjamin F. Bryan and James P. Oliver, shall hold office until the date of the annual meeting in 2002 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the directors in each such class shall be elected for a term of five years to succeed the directors whose terms of office expire. Each director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Removal of a director by stockholders shall require the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

     The Corporation may, through its Bylaws, fix the number of directors and divide the directors into classes and prescribe the tenure of office of the several classes."
---------------

*  Subject to election by the stockholders at the 2001 Annual Meeting.

                                   APPENDIX B

                          BRANTLEY CAPITAL CORPORATION

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three financially literate directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. At least one of the members shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders of Brantley Capital Corporation and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company. The independent auditors shall be ultimately responsible to the Audit Committee and the Board of Directors, who shall have final authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the consolidated financial statements of the Company.

     - Review and evaluate the independence of the outside auditors by obtaining a formal written statement detailing all relationships between the auditors and the Company, or any other relationships which might adversely affect the independence or objectivity of the auditors, and take appropriate action to satisfy itself of the outside auditors' independence.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should periodically review company adherence to its written code of conduct.

     - Review the consolidated financial statements contained in the Company's annual report with management and the independent auditors to determine that the independent auditors are satisfied with the quality of the accounting principles used and the disclosure and content of the financial statements to be presented to the public and filed with the Securities and Exchange Commission. Any changes in accounting principles or material estimates should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

     - Review accounting and financial human resources and succession planning within the Company.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other assistance for this purpose, if, in its judgment, that is appropriate.

     AGREED AND APPROVED this 25th day of May 2000.

                                          By: /s/ L. PATRICK BALES
                                            ------------------------------------
                                            L. Patrick Bales
                                            Chairman Audit Committee

                                          By: /s/ BENJAMIN F. BRYAN
                                            ------------------------------------
                                            Benjamin F. Bryan
                                            Audit Committee Member

                                          By: /s/ RICHARD MOODIE
                                            ------------------------------------
                                            Richard Moodie
                                            Audit Committee Member

                          BRANTLEY CAPITAL CORPORATION

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRANTLEY CAPITAL CORPORATION.

The undersigned hereby appoints Robert P. Pinkas and Michael J. Finn, and each of them, the proxies of the undersigned, with full power of substitution, to vote all Common Stock of Brantley Capital Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Brantley Capital Corporation, on July 11, 2001, and at any adjournments thereof.

IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED "FOR" THE APPROVAL OF THE PROPOSALS LISTED ON THIS PROXY AND "FOR" THE ELECTION OF THE NOMINEES.

   --------------------------------------------------------------------------
           PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
   --------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE: THE SIGNATURE(S) ON THIS PROXY SHOULD CORRESPOND WITH THE NAME(S) IN WHICH YOUR STOCK IS REGISTERED. WHEN STOCK IS REGISTERED JOINTLY IN THE NAMES OF TWO OR MORE PERSONS. ALL SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY GIVEN BY A CORPORATION SHOULD BE SIGNED IN THE CORPORATE NAME BY THE CHAIRMAN OF ITS BOARD OF DIRECTORS, ITS PRESIDENT, VICE PRESIDENT, SECRETARY OR TREASURER.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------

      PLEASE MARK VOTES
|X|   AS IN THIS EXAMPLE




BRANTLEY CAPITAL CORPORATION
                                                                                                         FOR     AGAINST     ABSTAIN

                                     1.         Approval of the Proposed Amendment                       [ ]       [ ]         [ ]


Mark box at right            ----
if an address change or     |    |                                                                                     WITHHOLD
comment has been noted      |    |                                                                                     AUTHORITY
on the reverse side          ----                                                                        FOR          TO VOTE FOR
of this card.                                                                                          NOMINEE          NOMINEE

                                     2.         Election of Directors.


                                                Director Nominees:
RECORD DATE SHARES:
                                                Paul H. Cascio                                            [ ]               [ ]
                                                Peter Saltz                                               [ ]               [ ]
                                                Phillip Goldstein                                         [ ]               [ ]

                                                                                                         FOR     AGAINST     ABSTAIN

                                     3.         Ratification of the selection of Arthur Andersen         [ ]       [ ]         [ ]
                                                LLP as independent public accountant for the fiscal
                                                year ending December 31, 2001.

                                     4.         In their discretion, the proxies are authorized          [ ]       [ ]         [ ]
                                                to vote upon such other business as may
                                                properly come before the meeting or any
                                                adjournment thereof.





                                                      -------------------------
                                                                Date

Please be sure to sign and date this Proxy.
--------------------------------------------------------------------------------


              Stockholder sign here                    Co-owner sign here
--------------------------------------------------------------------------------

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